EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 28, 2014, relating to the consolidated financial statements of GasLog Ltd. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece
March 26, 2014